SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2005

FORTUNE OIL & GAS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-51484	88-0393369
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305-1656 Martin Drive
White Rock, British Columbia
Canada, V4A 6E7
(Address of Principal Executive Offices)

604-531-0385
(Issuer Telephone number)

This Form 8-K and other reports filed by Fortune Oil & Gas, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item  8.01 Other Events

Effective November 1, 2005, the principal executive office of the Registrant is: 305-1676 Martin Drive, White Rock, B.C., Canada, V4A 6E7. The telephone number has not changed and remains (604) 531-0385.

The Registrant’s lease agreement for its new offices is an exhibit to the Registrant’s Form 10 Registration Statement file on October 18, 2005.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortune Oil & Gas, Inc.

Dated: November 4, 2005	By:	/s/ James B. Wensveen
Chief Executive Officer